Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—December 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	14.89%	14.88%
Less: Coupon	1.45%	1.54%
Servicing Fee	1.50%	1.50%
Net Credit Losses	5.41%	5.41%
Excess Spread :
December-08	6.53%	6.43%
November-08	5.82%	5.72%
October-08	4.26%	4.17%
Three Month Average Excess Spread	5.54%	5.44%

Delinquency:
30 to 59 Days	1.17%	1.16%
60 to 89 Days	0.91%	0.91%
90+ Days	1.88%	1.88%
Total	3.96%	3.95%

Principal Payment Rate	15.44%	15.44%